                                                                  EXHIBIT 4(sss)



                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                           TXU EUROPE FUNDING I, L.P.


                            Dated as of March 2, 2000

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----


ARTICLE I. DEFINED TERMS.....................................................2

   SECTION 1.1   DEFINITIONS.................................................2

ARTICLE II. CONTINUATION OF THE PARTNERSHIP; ADMISSION OF HOLDERS............9

   SECTION 2.1   CONTINUATION OF THE PARTNERSHIP.............................9
   SECTION 2.2   NAME.......................................................10
   SECTION 2.3   PURPOSES OF THE PARTNERSHIP................................10
   SECTION 2.4   TERM.......................................................10
   SECTION 2.5   REGISTERED AGENT AND OFFICE................................10
   SECTION 2.6   PRINCIPAL PLACE OF ACTIVITY................................10
   SECTION 2.7   NAME AND ADDRESS OF GENERAL PARTNER........................11
   SECTION 2.8   QUALIFICATION TO CONDUCT ACTIVITIES........................11
   SECTION 2.9   ADMISSION OF HOLDERS OF PREFERRED PARTNERSHIP
                 SECURITIES.................................................11

ARTICLE III. CAPITAL CONTRIBUTIONS; REPRESENTATION OF HOLDER'S INTEREST;
CAPITAL ACCOUNTS............................................................11

   SECTION 3.1   CAPITAL CONTRIBUTIONS......................................11
   SECTION 3.2   HOLDER'S INTEREST REPRESENTED BY PREFERRED
                 PARTNERSHIP SECURITIES.....................................12
   SECTION 3.3   CAPITAL ACCOUNTS...........................................12
   SECTION 3.4   INTEREST ON CAPITAL CONTRIBUTIONS..........................13
   SECTION 3.5   WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS.............13

ARTICLE IV. ALLOCATIONS.....................................................13

   SECTION 4.1   NET INCOME AND NET LOSSES..................................13
   SECTION 4.2   SPECIAL ALLOCATIONS........................................14
   SECTION 4.3   WITHHOLDING................................................15

ARTICLE V. DISTRIBUTIONS....................................................15

   SECTION 5.1   DISTRIBUTIONS..............................................15
   SECTION 5.2   LIMITATIONS ON DISTRIBUTIONS...............................16

ARTICLE VI. ISSUANCE OF PREFERRED PARTNERSHIP SECURITIES....................16

   SECTION 6.1   GENERAL PROVISIONS REGARDING PREFERRED PARTNERSHIP
                 SECURITIES.................................................16
   SECTION 6.2   PREFERRED PARTNERSHIP SECURITIES...........................17

ARTICLE VII. PARTNERSHIP INVESTMENTS........................................25

   SECTION 7.1   INITIAL AFFILIATE INVESTMENT INSTRUMENTS...................25
   SECTION 7.2   REINVESTMENT OF PAYMENTS RECEIVED BY THE PARTNERSHIP.......26

ARTICLE VIII. BOOKS OF ACCOUNT, RECORDS AND REPORTS.........................27

   SECTION 8.1   BOOKS AND RECORDS..........................................27
   SECTION 8.2   ACCOUNTING METHOD..........................................28
   SECTION 8.3   ANNUAL AUDIT...............................................28

ARTICLE IX. PAYMENT OF EXPENSES.............................................28

   SECTION 9.1   PAYMENT OF TRUST EXPENSES AND PARTNERSHIP TAXES............28
   SECTION 9.2   PAYMENT OF OTHER PARTNERSHIP EXPENSES......................28

ARTICLE X. POWERS, RIGHTS AND DUTIES OF THE LIMITED PARTNERS................29

   SECTION 10.1  LIMITATIONS................................................29

   SECTION 10.2  LIABILITY..................................................29
   SECTION 10.3  PRIORITY...................................................29

ARTICLE XI. POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNER................30

   SECTION 11.1  AUTHORITY..................................................30
   SECTION 11.2  POWERS AND DUTIES OF THE GENERAL PARTNER...................30
   SECTION 11.3  OBLIGATIONS AND EXPENSES PAYABLE BY GENERAL PARTNER........32
   SECTION 11.4  LIABILITY..................................................32
   SECTION 11.5  OUTSIDE ACTIVITIES.........................................32
   SECTION 11.6  LIMITS ON GENERAL PARTNER'S POWERS.........................33
   SECTION 11.7  EXCULPATION................................................33
   SECTION 11.8  FIDUCIARY DUTY.............................................34
   SECTION 11.9  INDEMNIFICATION............................................35
   SECTION 11.10 TAX MATTERS................................................35
   SECTION 11.11 CONSOLIDATION, MERGER OR SALE OF ASSETS....................36

ARTICLE XII. TRANSFERS OF INTERESTS BY PARTNERS.............................37

   SECTION 12.1  TRANSFER OF INTERESTS......................................37
   SECTION 12.2  TRANSFER OF L.P. CERTIFICATES..............................38
   SECTION 12.3  DEFINITIVE L.P. CERTIFICATES; PERSONS DEEMED HOLDERS.......38
   SECTION 12.4  BOOK-ENTRY PROVISIONS......................................38
   SECTION 12.5  REGISTRAR, TRANSFER AGENT, PAYING AGENT AND
                 COLLECTING AGENT...........................................40

ARTICLE XIII. WITHDRAWAL, DISSOLUTION; LIQUIDATION AND DISTRIBUTION
OF ASSET....................................................................41

   SECTION 13.1  WITHDRAWAL OF PARTNERS.....................................41
   SECTION 13.2  DISSOLUTION OF THE PARTNERSHIP.............................41
   SECTION 13.3  LIQUIDATION................................................42
   SECTION 13.4  DISTRIBUTION IN LIQUIDATION................................43
   SECTION 13.5  RIGHTS OF LIMITED PARTNERS.................................43
   SECTION 13.6  TERMINATION................................................43

ARTICLE XIV. AMENDMENTS AND MEETINGS........................................43

   SECTION 14.1  AMENDMENTS.................................................43
   SECTION 14.2  AMENDMENT OF CERTIFICATE...................................44
   SECTION 14.3  MEETINGS OF PARTNERS.......................................44

ARTICLE XV. MISCELLANEOUS...................................................45

   SECTION 15.1  NOTICES....................................................45
   SECTION 15.2  POWER OF ATTORNEY..........................................46
   SECTION 15.3  ENTIRE AGREEMENT...........................................46
   SECTION 15.4  GOVERNING LAW..............................................46
   SECTION 15.5  EFFECT.....................................................47
   SECTION 15.6  PRONOUNS AND NUMBER........................................47
   SECTION 15.7  CAPTIONS...................................................47
   SECTION 15.8  PARTIAL ENFORCEABILITY.....................................47
   SECTION 15.9  COUNTERPARTS...............................................47
   SECTION 15.10 WAIVER OF PARTITION........................................47
   SECTION 15.11 REMEDIES...................................................47
   SECTION 15.12 CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR
                 SERVICE; WAIVER OF IMMUNITIES..............................48

SCHEDULE 1..................................................................51

ANNEX A  FORM OF L.P. CERTIFICATE............................................1

[                                 ] CERTIFICATE EVIDENCING PREFERRED
PARTNERSHIP SECURITIES OF TXU EUROPE FUNDING I, L.P. 9.75% PREFERRED PARTNERSHIP SECURITIES (liquidation preference $25 per Preferred
Partnership Security)........................................................1

[FORM OF REVERSE OF SECURITY]................................................3

ASSIGNMENT...................................................................5

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           TXU EUROPE FUNDING I, L.P.


          AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of TXU Europe Funding I, L.P., a Delaware limited partnership (the "Partnership"), dated as of March 2, 2000, among TXU Europe Limited, a private limited company incorporated under the laws of England and Wales (the "Company"), as the general partner, and TXU Europe Capital I, a business trust formed pursuant to the laws of the state of Delaware (the "Trust"), as the initial limited partner, and such other Persons (as defined herein) who become Limited Partners (as defined herein) as provided herein.

          WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on November 22, 1999;

          WHEREAS, the Company and the Trust entered into an Agreement of Limited Partnership of the Partnership dated as of November 22, 1999 (the "Original Partnership Agreement"), and the Company and the Trust desire to continue the Partnership under the Delaware Partnership Act (as defined herein) and to amend and restate the Original Partnership Agreement in its entirety;

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Partnership Agreement in its entirety as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

          Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

          "1940 Act" means the United States Investment Company Act of 1940, as amended from time to time, or any successor legislation.

          "Additional Amounts" has the meaning set forth in the Indentures, the Preferred Trust Securities Guarantee and the Partnership Guarantee.

          "Additional Preferred Trust Securities" has the meaning set forth in
Section 8.01 of the Trust Agreement.

          "Administrative Trustees" has the meaning set forth in Section 1.01 of the Trust Agreement. "

          "Affiliate" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Affiliate Investment Instruments" has the meaning set forth in
Section 7.1 of this Agreement.

          "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended or supplemented from time to time.

          "Beneficiaries" has the meaning set forth in Section 11.3 of this Agreement.

          "Book-Entry Interest" means a beneficial interest in the L.P. Certificates, ownership and transfers of which shall be maintained and made through book-entries of a Clearing Agency as set forth in Section 12.4 of this Agreement.

          "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

          "Capital Account" has the meaning set forth in Section 3.3 of this Agreement.

          "Certificate" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on November 22, 1999, as it may be amended or restated from time to time.

          "Change in 1940 Act Law" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Clearing Agency" means DTC, another clearing agency, or any successor registered as a clearing agency under Section 17A of the Exchange Act.

          "Closing Date" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

          "Company" has the meaning set forth in the first paragraph of this Agreement, or any successor entity to the Company by reason of merger, consolidation or amalgamation, in its capacity as guarantor under the Partnership Guarantee.

          "Compounded Preferred Entitlements" has the meaning set forth in
Section 6.2(b)(i) of this Agreement.

          "Definitive L.P. Certificates" has the meaning set forth in Section 12.4(a) of this Agreement.

          "Delaware Partnership Act" means the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. Section 17-101, et seq.), as it may be amended from time to time, or any successor legislation.

          "Delaware Trustee" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Dissolution Date" means any date (i) on which an Affiliate Investment Instrument matures and all other Affiliate Investment Instrument outstanding are subject to optional redemption by the issuer or (ii) on which the Partnership has not held any Affiliate Investment Instruments for a period of 12 consecutive months.

          "Distribution Payment Date" has the meaning set forth in Section 6.2(b)(i) of this Agreement.

          "Distributions" means the cumulative cash distributions payable by the Partnership with respect to the Interests represented by the Preferred Partnership Securities, which amounts are payable in accordance with Sections
5.1 and 6.2(b) of this Agreement.

          "DTC" means The Depository Trust Company, the initial Clearing Agency.

          "Eligible Debt Securities" means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company represented by instruments in registered form which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by the United States of America, or by a Person controlled or supervised by and acting as an instrumentality of the Government of the United States of America pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act and having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, in no case having a maturity greater than nine months; (d) repurchase obligations, having a maturity of no greater than nine months with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

          "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1)(i) which has either (A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P and P-1 or better by Moody's and (ii) whose deposits are insured by the FDIC or (2)(i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

          "FDIC" means the United States Federal Deposit Insurance Corporation or any successor thereto.

          "Fiscal Period" means each calendar quarter.

          "Fiscal Year" means the calendar year.

          "General Partner" means the Company, in its capacity as the general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the terms of this Agreement.

          "General Partner Capital Contribution" means the contribution by the General Partner to the Partnership made contemporaneously with the issuance of the Preferred Partnership Securities, in an amount equal to 15/85ths of the amount contributed by the Limited Partner to the Partnership pursuant to Section 3.1(c) of this Agreement.

          "General Partner Interest" means the Interest of the General Partner in the Partnership.

          "Holder" means a Limited Partner in whose name an L.P. Certificate representing Preferred Partnership Securities is registered.

          "Indentures" means the Indentures between the Company and certain of its subsidiaries, and The Bank of New York, as Indenture Trustee, dated as of March 2, 2000, forms of which are attached hereto as Exhibit A.

          "Independent Financial Adviser" shall mean a nationally recognized accounting firm, bank or investment banking firm which shall be designated by the Company and which firm does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries.

          "Initial Debentures" has the meaning set forth in Section 7.1(b) of this Agreement.

          "Initial Partnership Proceeds" means the aggregate proceeds received by the Partnership from the sale of the Preferred Partnership Securities and the General Partner Capital Contribution.

          "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, and losses of, and distributions from, the Partnership.

          "Investment Affiliate" means any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that
(i) is controlled by the Company and (ii) is not an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Securities and Exchange Commission.

          "Investment Event of Default" means an event of default under any Affiliate Investment Instrument.

          "Investment Guarantee" has the meaning specified in Section 1.01 of the Trust Agreement.

          "Investment Offer" has the meaning specified in Section 7.2(b) of this Agreement.

          "Limited Partner" means the Trust, in its capacity as the initial limited partner of the Partnership, and any Person who is admitted to the Partnership as a limited partner pursuant to the terms of this Agreement, in such Person's capacity as a limited partner of the Partnership.

          "Liquidator" has the meaning specified in Section 13.3 of this Agreement.

          "L.P. Certificate" means a certificate substantially in the form attached hereto as Annex A, evidencing the Preferred Partnership Securities held by a Limited Partner.

          "Majority in Liquidation Preference" means Holders of Preferred Partnership Securities, voting together as a single class, whose aggregate liquidation preferences represent more than 50% of the aggregate liquidation preference of all Preferred Partnership Securities then outstanding.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Net Income" and "Net Loss", respectively, for any Fiscal Period mean the income and loss, respectively, of the Partnership for such Fiscal Period as determined in accordance with the method of accounting followed by the Partnership for United States federal income tax purposes, including any income exempt from tax and any noncapital, nondeductible expenditures of the Partnership which are described in the Code.

          "100% in Liquidation Preference" means Holders of Preferred Partnership Securities, voting together as a single class, whose aggregate liquidation preferences represent 100% of the aggregate liquidation preference of all Preferred Partnership Securities then outstanding.

          "Original Partnership Agreement" has the meaning set forth in the recitals to this Agreement.

          "Partners" means the General Partner and the Limited Partner, collectively, where no distinction is required by the context in which the term is used.

          "Partnership Covered Person" means any Partner, any Affiliate of a Partner or any officers, directors, shareholders, partners, members, employees, representatives or agents of a Partner or its respective Affiliates, or any employee or agent of the Partnership or its Affiliates or any Special Representative.

          "Partnership Enforcement Event" has the meaning set forth in Section 6.2(h)(i) of this Agreement.

          "Partnership Guarantee" means the Partnership Guarantee Agreement between the Company and The Bank of New York, as trustee, dated as of March 2, 2000 in favor of the Holders with respect to the Preferred Partnership Securities, as amended or supplemented from time to time.

          "Partnership Indemnified Person" means the General Partner, any Special Representative, any Affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, members, partners, employees, representatives or agents of the General Partner or any Special Representative, or any of their respective Affiliates, or any employee or agent of the Partnership or its Affiliates.

          "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel in the United States experienced in such matters to the effect that as a result of the occurrence of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an "investment company" which is required to be registered under the 1940 Act.

          "Partnership Liquidation Distribution" has the meaning set forth in
Section 6.2(g) of this Agreement.

          "Partnership Special Event" means either a Partnership Tax Event or a Partnership Investment Company Event.

          "Partnership Tax Event" means that the General Partner: (A) shall have requested, received and delivered to the Partnership an opinion of nationally recognized independent tax counsel in the United States or the United Kingdom, as the case may be, experienced in such matters to the effect that there has been a Tax Action which relates to any of the events described in clauses (i) through (iii) below, and that, as a result of the occurrence of such Tax Action, there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax or United Kingdom corporation tax or income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable by an Investment Affiliate with respect to the Affiliate Investment Instruments issued by such Investment Affiliate is not, or will not be, fully deductible by such Investment Affiliate for United States federal income tax or United Kingdom taxation purposes; or (B) has certified to the Partnership that, as a result of a Tax Action, Additional Amounts are, or will be, payable with respect to any payments made in respect of the Affiliate Investment Instruments, any Investment Guarantee, the Partnership Guarantee or the Preferred Trust Securities Guarantee, and has further certified to the Partnership that the General Partner cannot avoid the requirement to pay such Additional Amounts by using its reasonable efforts.

          "Paying Agent" shall have the meaning set forth in Section 12.5(b) of this Agreement.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Power of Attorney" means the Power of Attorney granted pursuant to
Section 15.2 of this Agreement.

          "Preferred Entitlement" shall have the meaning set forth in Section 6.2(b)(i) of this Agreement.

          "Preferred Partnership Securities" represent the Interests of Limited Partners and have the stated liquidation preference and designation set forth in
Section 6.2(a) of this Agreement.

          "Preferred Partnership Security Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a participant or as an indirect participant, in each case in accordance with the rules of DTC or such participant).

          "Preferred Return" means an amount equal to 9.75% per annum of the stated liquidation preference of a Preferred Partnership Security, calculated on the basis of a 360-day year consisting of twelve 30-day months, or, for any period shorter than a full quarterly period, on the basis of the actual number of days elapsed in such period. The Preferred Return shall be calculated on the basis of quarterly periods ending on March 31, June 30, September 30 and December 31, and shall accumulate and be cumulative from the date of original issue.

          "Preferred Trust Securities" has the meaning specified in Section 8.01 of the Trust Agreement.

          "Preferred Trust Securities Guarantee" means the Preferred Trust Securities Guarantee Agreement between the Company and The Bank of New York, as trustee, dated as of March 2, 2000, for the benefit of the holders of the Preferred Trust Securities, as amended or supplemented from time to time.

          "Property Trustee" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Rating Agency" means Moody's or S&P.

          "Record Date" means (i) as long as the Preferred Trust Securities (or, in the event that the Trust is dissolved in connection with a Trust Special Event, and Preferred Partnership Securities are distributed to holders of the Preferred Trust Securities, as long as the Preferred Partnership Securities) remain in book-entry only form, one Business Day prior to the relevant Distribution Payment Date and (ii) in the event that the Preferred Trust Securities (or, in the event that the Trust is dissolved in connection with a Trust Special Event, and Preferred Partnership Securities are distributed to holders of Preferred Trust Securities, the Preferred Partnership Securities) shall not continue to remain in book-entry only form, the 15th day of the month of the relevant Distribution Payment Date.

          "Redemption Notice" has the meaning set forth in Section 6.2(e) of this Agreement.

          "Redemption Price" has the meaning set forth in Section 6.2(c) of this Agreement.

          "Registrar" has the meaning set forth in Section 12.5(b) of this Agreement.

          "Reinvestment Criteria" has the meaning specified in Section 7.2(d) of this Agreement.

          "S&P" means Standard & Poor's Ratings Services or any successor thereof.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

          "66-2/3% in Liquidation Preference" means Holders of Preferred Partnership Securities, voting together as a single class, whose aggregate liquidation preferences represent 66-2/3% or more of the aggregate liquidation preference of Preferred Partnership Securities then outstanding.

          "Special Representative" has the meaning set forth in Section 6.2(h)(i) of this Agreement.

          "Successor Partnership Securities" has the meaning set forth in
Section 11.11 of this Agreement.

          "Super Majority" has the meaning set forth in Section 6.2(h)(ii)(B) of this Agreement.

          "Tax Action" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Tax Matters Partner" has the meaning set forth in Section 11.10 of this Agreement.

          "10% in Liquidation Preference" means Holders of Preferred Partnership Securities, voting together as a single class, whose aggregate liquidation preferences represent 10% or more of the aggregate liquidation preference of the Preferred Partnership Securities then outstanding.

          "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury Department, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust" has the meaning set forth in the first paragraph of this Agreement.

          "Trust Agreement" means the Amended and Restated Trust Agreement of the Trust among TXU Business Services Company, as Initial Depositor, the Company, as Successor Depositor, TXU Europe CP, Inc., as Control Party (the "Control Party"), the Property Trustee, the Delaware Trustee, the Administrative Trustees and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, dated as of March 2, 2000, as amended from time to time in accordance with its terms.

          "Trust Special Event" has the meaning set forth in Section 1.01 of the Trust Agreement.

          "Underwriting Agreement" means the Underwriting Agreement dated February 24, 2000 among the Company, the Trust, the Partnership, TXU Eastern Funding Company, the Control Party and the underwriters named in Schedule II thereto.

                                   ARTICLE II.

                        CONTINUATION OF THE PARTNERSHIP;
                              ADMISSION OF HOLDERS

          Section 2.1 CONTINUATION OF THE PARTNERSHIP. The parties hereto agree to continue the Partnership in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that all certificates and documents are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the Partnership as a limited partnership under the Delaware Partnership Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct activities. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, under the Delaware Partnership Act.

          Section 2.2 NAME. The name of the Partnership is "TXU Europe Funding I, L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

          Section 2.3 PURPOSES OF THE PARTNERSHIP. The purpose of the Partnership is to carry on the business of making and managing investments with a view to the realization of profit to be shared between the Limited Partners and the General Partner as set forth herein, and to that intent, to: (a) issue limited partner interests in the Partnership in the form of Preferred Partnership Securities, (b) receive the General Partner Capital Contribution,
(c) use substantially all of the Initial Partnership Proceeds to purchase, as an investment, beneficial interests in the Initial Debentures, (d) invest, at all times, an amount equal to at least 1% of the Initial Partnership Proceeds in Eligible Debt Securities, (e) receive interest and other payments on the Affiliate Investment Instruments and the Eligible Debt Securities held by the Partnership from time to time, (f) make Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities and distributions on the General Partner Interest if, as and when declared by the General Partner in its sole discretion, (g) subject to the restrictions and conditions contained in this Agreement, make additional investments in Affiliate Investment Instruments and Eligible Debt Securities and to dispose of any such investments and (h) except as otherwise limited herein, enter into, make and perform all contracts and other undertakings, and engage in those activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Partnership. The Partnership may not engage in any other activities or operations except as contemplated by the preceding sentence.

          Section 2.4 TERM. The term of the Partnership commenced upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until the Partnership is dissolved in accordance with the provisions of this Agreement.

          Section 2.5 REGISTERED AGENT AND OFFICE. The Partnership's registered agent and office in Delaware shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware, 19801. At any time, the General Partner may designate another registered agent and/or registered office.

          Section 2.6 PRINCIPAL PLACE OF ACTIVITY. The principal place of activity of the Partnership shall be Suite, 1013 Centre Road, Wilmington, Delaware, 19805. Upon ten days' written notice to the Partners, the General Partner may change the location of the Partnership's principal place of activity, provided that such change has no material adverse effect upon any Partner.

          Section 2.7 NAME AND ADDRESS OF GENERAL PARTNER. The name and address of the General Partner are as follows:

                    TXU Europe Limited
                    The Adelphi
                    1-11 John Adam Street
                    London, England
                    WC2N 6HT
                    Attn: Treasurer

The General Partner may change its name or address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

          Section 2.8 QUALIFICATION TO CONDUCT ACTIVITIES. The General Partner shall cause the Partnership to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the Partnership conducts activities.

          Section 2.9  ADMISSION OF HOLDERS OF PREFERRED PARTNERSHIP SECURITIES.

          (a) Without execution of this Agreement and if not already a limited partner of the Partnership, upon the receipt of an L.P. Certificate by a Person, whether by purchase, gift, devise or other valid transfer, which receipt shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

          (b) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.

                                  ARTICLE III.

                    CAPITAL CONTRIBUTIONS; REPRESENTATION OF
                       HOLDER'S INTEREST; CAPITAL ACCOUNTS

          Section 3.1   CAPITAL CONTRIBUTIONS.

          (a) The General Partner has, prior to the date hereof, contributed an aggregate of $15.00 to the capital of the Partnership, which amount is equal to at least 15% of the total capital contributions to the Partnership, after taking into account the contribution of the initial Limited Partner referred to in
Section 3.1(b). Contemporaneous with any issuance of the Preferred Partnership Securities (including if and to the extent the over-allotment option granted by the Trust pursuant to the Underwriting Agreement is exercised), the General Partner shall make a General Partner Capital Contribution.

          (b) The initial Limited Partner has, prior to the date hereof, contributed the amount of $85.00 to the capital of the Partnership.

          (c) On the Closing Date, the Trust, as the initial Limited Partner, shall, in exchange for a definitive L.P. Certificate, contribute to the capital of the Partnership an amount in cash equal to the gross proceeds from the sale on such date of the Preferred Trust Securities. If and to the extent the over-allotment option granted by the Trust pursuant to the Underwriting Agreement is exercised by the underwriters named therein, the Trust, as the initial Limited Partner, shall, in exchange for an additional definitive L.P. Certificate, contribute to the capital of the Partnership an amount of cash equal to the gross proceeds from the sale of Additional Preferred Trust Securities. In connection with such contributions the Trust shall continue to be the sole Limited Partner.

          (d) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership, except as may be required by law.

          Section 3.2 HOLDER'S INTEREST REPRESENTED BY PREFERRED PARTNERSHIP SECURITIES. A Holder's Interest shall be represented by the Preferred Partnership Securities held by or on behalf of such Partner. Each Holder's respective ownership of Preferred Partnership Securities shall be set forth on the books and records of the Partnership. Each Partner hereby agrees that its Interest in the Partnership shall for all purposes be personal property. No Partner shall have an interest in specific Partnership property.

          Section 3.3   CAPITAL ACCOUNTS.

          (a) ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS. The Partnership shall establish and maintain a separate account (the "Capital Account") for each Partner. The initial balance of the Capital Account for each Partner shall be the amount as set out opposite the name of each of the Partners on Schedule 1 attached hereto. The Capital Account of each Partner shall be increased by (i) the dollar amount of any additional contributions made by such Partner and (ii) allocations to such Partner of income and gain (including income exempt from tax). The Capital Account of each Partner shall be decreased by (i) the dollar amount of any distributions made to such Partner, and (ii) allocations to such Partner of loss and deduction (including noncapital, nondeductible expenditures not deductible in computing the Partnership's income or loss for United States federal income tax purposes).

          (b) COMPLIANCE WITH REGULATIONS. Notwithstanding any other provision of this Agreement to the contrary, the provisions of Section 3.3(a) regarding the maintenance of Capital Accounts shall be construed so as to comply with the Treasury Regulations promulgated under section 704 of the Code. The General Partner, in its sole discretion, is authorized to modify such provisions to the minimum extent necessary to comply with such Treasury Regulations.

          Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS. Except as provided herein, no Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

          Section 3.5 WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS. Subject to
Section 3.1(b) hereof, no Partner shall be entitled to withdraw any part of such

Partner's capital contribution to the Partnership. No Partner shall be entitled to receive any distributions from the Partnership, except as provided in this Agreement.

                                   ARTICLE IV.

                                   ALLOCATIONS

          Section 4.1 NET INCOME AND NET LOSSES. After giving effect to the special allocation provisions set forth in Section 4.2, which special allocations shall take precedence over any allocations made pursuant to this
Section 4.1,

          (a) the Net Income for each Fiscal Period of the Partnership shall be allocated as follows:

                    (i) First, to each Holder in an amount equal to the excess, if any, of (A) all Net Losses, if any, allocated to each such Holder from the date of issuance of the Preferred Partnership Security through and including the close of such Fiscal Period pursuant to
          Section 4.1(b)(ii) below over (B) the amount of Net Income, if any, allocated to each such Holder pursuant to this Section 4.1(a)(i) in all prior Fiscal Periods.

                    (ii) Second, to the Holders in an amount equal to the excess of (A) the Preferred Return accumulated on the Preferred Partnership Securities from the date of their issuance through and including the last day of such Fiscal Year, over (B) the amount of Net Income allocated to the Holders pursuant to this Section 4.1(a)(ii) in all prior Fiscal Periods. Amounts allocated to the Holders shall be allocated among such Holders in proportion to the number of Preferred Partnership Securities held by such Holders.

                    (iii) Any remaining Net Income shall be allocated to the General Partner.

          (b) The Net Loss for any Fiscal Period of the Partnership shall be allocated as follows:

                    (i) First, to the General Partner until the balance of the General Partner's Capital Account is reduced to zero, provided, however, that the aggregate amount of Net Losses allocated to the General Partner pursuant to this Section 4.1(b)(i) shall not exceed the sum of 14% of the total capital contributions of all Partners plus the aggregate Net Income allocated to the General Partner pursuant to this Section 4.1.

                    (ii) Second, to the Holders in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Holders are reduced to zero.

                    (iii) Any remaining Net Loss shall be allocated to the General Partner.

          (c) DAILY DETERMINATION. For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily basis, unless the General Partner determines that another method is permissible under Section 704 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such profits, losses or other items shall be determined for each Fiscal Period.

          Section 4.2   SPECIAL ALLOCATIONS.

          (a) All expenditures that are incurred by, or on behalf of, the Partnership and paid, or otherwise reimbursed, by the General Partner out of its own funds shall be allocated entirely to the General Partner.

          (b) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of the Partnership's income (including gross income) shall be specially allocated to such Partner in a manner sufficient to eliminate the deficit, if any, in the balance of the Capital Account of such Partner as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with such Treasury Regulation.

          (c) SECTION 704 COMPLIANCE. While this Agreement does not specifically provide for certain provisions required by Treasury Regulation Sections 1.704-1(b) and 1.704-2 because those provisions apply to transactions that are not expected to occur as regards the Partnership, the Partners intend that the allocations under Section 4.1 conform to Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain and partner nonrecourse debt provisions of such Treasury Regulations), and, to the extent necessary due to the occurrence of unexpected events, the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

          (d) ADJUSTMENT OF ALLOCATIONS. If the allocations set forth in this
Article IV are adjusted by the Internal Revenue Service and the Tax Matters Partner agrees to such adjustments, such allocations shall be amended to the minimum extent necessary to conform with such adjustments.

          (e) ADDITIONAL ALLOCATIONS. Notwithstanding the foregoing, if, upon the dissolution of the Partnership and after taking into account all allocations of Net Income and Net Losses (and other tax items) under this Article IV, the distributions to be made in accordance with positive Capital Account balance would not result in a return of the liquidation preference of the Preferred Partnership Securities plus the accumulated and unpaid Preferred Return, then gross items of income and gain (and other tax items) for the taxable year of the dissolution (and, to the extent permitted under section 761(c) of the Code, gross items of income and gain, and other tax items, for the immediately preceding taxable year) shall be allocated to the Partners to increase or decrease their respective Capital Account balances so that the final distribution will be result in a an amount equal to the aggregate liquidation preference of the Preferred Partnership Securities plus the amount of accumulated and unpaid Preferred Return being distributed to the Limited Partners.

          Section 4.3 WITHHOLDING. The General Partner on behalf of the Partnership shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the General Partner on behalf of the Partnership may reduce subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the General Partner on behalf of the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.

                                   ARTICLE V.

                                  DISTRIBUTIONS

          Section 5.1 DISTRIBUTIONS. The Limited Partners shall receive periodic Distributions with respect to Preferred Entitlements, redemption payments and liquidation distributions in accordance with the terms of the Preferred Partnership Securities set forth in Article VI. The General Partner shall in its sole discretion determine whether and when Distributions shall be payable; provided, however, that if the General Partner shall determine a Distribution will not be paid on a scheduled Distribution Payment Date, the General Partner shall give notice of its determination not to pay such Distribution to Limited Partners of record as of the Record Date for the payment of such Distribution; provided, further, however, that the General Partner shall not declare Distributions, and no Distributions shall be payable by the Partnership to the General Partner in respect of its General Partner Interest unless all Distributions in respect of accumulated and unpaid Preferred Entitlements, including any Distributions in respect of Compounded Preferred Entitlements, have been paid in full for all prior Fiscal Periods. Subject to the immediately preceding sentence, to the extent that the aggregate payments of interest (or dividends) received by the Partnership in respect of Affiliate Investment Instruments and Eligible Debt Securities for each Fiscal Period exceed the amount of Distributions in respect of Preferred Entitlements, including any Distributions in respect of Compounded Preferred Entitlements, paid on the Preferred Partnership Securities for such Fiscal Period, the General Partner, in its sole discretion may declare and distribute such excess funds to the General Partner in respect of its General Partner Interest.

          Section 5.2 LIMITATIONS ON DISTRIBUTIONS. The Partnership shall not make a Distribution to any Partner on account of such Partner's Interest if such Distribution would violate Section 17-607 of the Delaware Partnership Act or other applicable law.

                                   ARTICLE VI.

                  ISSUANCE OF PREFERRED PARTNERSHIP SECURITIES

          Section 6.1 GENERAL PROVISIONS REGARDING PREFERRED PARTNERSHIP SECURITIES.

          (a) There is hereby authorized for issuance and sale Preferred Partnership Securities having an aggregate liquidation preference of $25 and having the designation, annual distribution rate, liquidation preference, redemption terms, and other powers, preferences and special rights and limitations set forth in this Article VI. If and to the extent the over-allotment option granted by the Trust pursuant to the Underwriting Agreement is exercised by the underwriters named therein, there is hereby authorized for issuance and sale Preferred Partnership Securities having an aggregate liquidation preference of an amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Additional Preferred Trust Securities and having the designation, annual distribution rate, liquidation preference, redemption terms, and other powers, preferences and special rights and limitations set forth in this Article VI.

          (b) The payment of Distributions (including payments of distributions by the Partnership in liquidation or on redemption in respect of Preferred Partnership Securities) shall be guaranteed by the Company pursuant to and to the extent set forth in the Partnership Guarantee. The Holders hereby authorize The Bank of New York (or its successor), as trustee under the Partnership Guarantee, to hold the Partnership Guarantee on behalf of the Holders. In the event of an appointment of a Special Representative pursuant to Section 6.2
(h)(i), among other things, to enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner and The Bank of New York, as trustee, each has the right to enforce the Partnership Guarantee on behalf of the Holders. The Holders, by acceptance of such Preferred Partnership Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Partnership Guarantee. (c) The Partnership may not issue any interests in the Partnership other than the Preferred Partnership Securities and the General Partner Interest, provided that the Partnership may accept additional capital contributions from the General Partner with respect to the General Partner Interest. All Preferred Partnership Securities shall rank senior to all other Interests in the Partnership in respect of the right to receive Distributions with respect to Preferred Entitlements. All Preferred Partnership Securities redeemed, purchased or otherwise acquired by the Partnership shall be canceled. The Preferred Partnership Securities will be issued in registered form only.

          (d) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional limited partner interests, or of securities convertible into any Preferred Partnership Securities or other limited partner interests, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a distribution

          Section 6.2   PREFERRED PARTNERSHIP SECURITIES.

          (a) DESIGNATION. A total of 6,000,000 Preferred Partnership Securities (plus such additional Preferred Partnership Securities, if any, authorized and issued pursuant to the second sentence of Section 6.1(a)), stated liquidation preference $25 per Preferred Partnership Security, are hereby designated as "9.75% Preferred Partnership Securities".

          (b) PREFERRED ENTITLEMENTS AND DISTRIBUTIONS.

                    (i) The Holders shall be entitled to share in the profits of the Partnership to the extent of amounts determined at a rate per annum of 9.75% of the stated liquidation preference of $25 per Preferred Partnership Security ("Preferred Entitlements"), calculated on the basis of a 360-day year consisting of twelve 30-day months, and computed by reference to quarterly periods ending on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2000 (each, a "Distribution Payment Date"). For any period shorter than a full quarterly period, Preferred Entitlements will be computed on the basis of the actual number of days elapsed in such period. Preferred Entitlements shall, from the Closing Date, accumulate and be cumulative. Preferred Entitlements not distributed on the scheduled Distribution Payment Date will accumulate and compound quarterly at the rate of 9.75% per annum (such amount in excess of such preferred entitlements is herein referred to as "Compounded Preferred Entitlements"). Preferred Entitlements and Compounded Preferred Entitlements (if any) shall be cumulative from the Closing Date. In the event that the Distribution Payment Date is not a Business Day, then the relevant Distribution Payment Date shall be the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such distribution subject to the delay) except that, if such Business Day is in the next succeeding calendar year, such relevant Distribution Payment Date shall be the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date

                    (ii) Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities will be payable quarterly in arrears on each Distribution Payment Date, commencing June 30, 2000 if, as and when, declared by the General Partner in its sole discretion, out of the assets of the Partnership legally available therefor. Distributions in respect of Preferred Entitlements will be payable to the Holders as they appear on the books and records of the Partnership on the relevant Record Date. If the Trust or the Property Trustee is the Holder of the Preferred Partnership Securities, all Distributions in respect of Preferred Entitlements shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date. Distributions in respect of Preferred Entitlements payable on any Preferred Partnership Securities that are not punctually paid on the relevant Distribution Payment Date or the Business Day specified in section 6.2(b)(i) will not to be payable to the Person in whose name such Preferred Partnership Securities are registered on the relevant Record Date, and such Distribution will instead be payable to the Person in whose name such Preferred Partnership Securities are registered on the special record date or other specified date for payment of such Distribution.

          (c) OPTIONAL REDEMPTION. Preferred Partnership Securities shall be redeemable at the option of the General Partner, in whole, at any time, or in part, from time to time, on or after March 2, 2005, upon not less than 30 nor more than 60 days notice, at an amount per Preferred Partnership Security equal to $25 plus accumulated and unpaid Distributions in respect of Preferred Entitlements thereon, including any Compounded Preferred Entitlements, to the date fixed for redemption (the "Redemption Price"). The Partnership may not redeem the Preferred Partnership Securities in part unless all Distributions in respect of accumulated and unpaid Preferred Entitlements, including any Compounded Preferred Entitlements, have been paid in full on all Preferred Partnership Securities for all Fiscal Periods terminating on or prior to the date of redemption. If a partial redemption of the Preferred Partnership Securities would result in the delisting of the Preferred Trust Securities (or, if the Trust is dissolved in connection with a Trust Special Event, or if a partial redemption would result in the delisting of the Preferred Partnership Securities), the Partnership may only redeem the Preferred Partnership Securities in whole but not in part.

          (d) SPECIAL EVENT REDEMPTIONS. If, at any time, a Partnership Special Event shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Preferred Partnership Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, provided, however, that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other reasonable measure that in the sole judgment of the General Partner has or will cause no material adverse effect on the Partnership, the Trust, the Company or the Holders, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Preferred Partnership Securities to remain outstanding, provided that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses (including any tax or governmental charges) incurred by or payable by the Partnership which are attributable to the Partnership Special Event.

          (e) REDEMPTION PROCEDURES.

                    (i) Notice of any redemption of Preferred Partnership Securities (a "Redemption Notice") will be given by the Partnership by mail to each Holder to be redeemed not less than 30 nor more than 60 days before the date fixed for redemption. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 6.2(e)(i), a Redemption Notice shall be deemed to be given on the day such notice is first mailed, by first-class mail, postage prepaid, to Holders. Each Redemption Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Partnership. No defect in the Redemption Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

                    (ii) In the event that fewer than all the outstanding Preferred Partnership Securities are to be redeemed, the Preferred Partnership Securities to be redeemed shall be redeemed pro rata or pursuant to the rules of any securities exchange on which the Preferred Partnership Securities are then listed, provided that, in the event Preferred Partnership Securities distributed to holders of the Preferred Trust Securities are held of record in book-entry only form by DTC or its nominee (or any successor Clearing Agency or its nominee), DTC will reduce, in accordance with DTC's customary procedures, the amount of the interest of each Clearing Agency Participant in the Preferred Partnership Securities to be redeemed; provided, that if, as a result of such pro rata redemption, Holders would hold fractional interests in the Preferred Partnership Securities, the General Partner may adjust the amount of the interest of each Holder to be redeemed to avoid such fractional interests.

                    (iii) If the Partnership gives a Redemption Notice (which notice will be irrevocable), then by 12:00 noon, New York City time, on the redemption date, the Partnership (A) if the Preferred Partnership Securities are in book-entry only form represented by global certificates held by DTC, will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Preferred Partnership Securities held through DTC in global form or (B) if the Preferred Partnership Securities are held in certificated form, will irrevocably deposit with the Paying Agent, funds sufficient to pay the applicable Redemption Price of the amount of any such Preferred Partnership Securities and will give to the Paying Agent irrevocable instructions and authority to pay such amounts to the Holders, upon surrender of their certificates, by check, mailed to the address of the relevant Holder appearing on the books and records of the Partnership on the redemption date; provided, however, that for so long as the Trust or the Property Trustee of the Trust shall hold the Preferred Partnership Securities, payment of cash shall be made by wire transfer in same day funds to the Holder by 12:00 Noon, New York City time, on the redemption date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Preferred Partnership Securities so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Preferred Partnership Securities will not accumulate Distributions in respect of Preferred Entitlements or bear interest. In the event that any date fixed for redemption of Preferred Partnership Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day in each case, with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price is improperly withheld or refused and not paid by either the Partnership or the Company pursuant to the Partnership Guarantee, Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities called for redemption will continue to accumulate, from the original redemption date until the Redemption Price is actually paid.

          (f) COMPANY PURCHASES. Subject to the provisions of this Section 6.2 and applicable law (including, without limitation, United States federal securities laws), if Preferred Partnership Securities have been distributed to the holders of Preferred Trust Securities, the Company or any of its Affiliates may at any time and from time to time purchase outstanding Preferred Partnership Securities by tender, in the open market, or by private agreement.

          (g) LIQUIDATION DISTRIBUTION UPON DISSOLUTION. In the event of any voluntary or involuntary dissolution of the Partnership, the Holders will be entitled to receive out of the assets of the Partnership such amount as is determined in accordance with Section 13.4 (the "Partnership Liquidation Distribution") payable in cash.

          (h) VOTING RIGHTS.

                    (i) Special Representative.
                        ----------------------

                              (A) If one or more of the following events shall
               occur and be continuing (each, a "Partnership Enforcement Event"): (i) the Partnership fails to pay Distributions in respect of Preferred Entitlements, including any Compounded Preferred Entitlements, on the Preferred Partnership Securities for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or (iii) an Investment Event of Default on any Affiliate Investment Instrument and a default under the relevant Investment Guarantee occurs and is continuing, then the Property Trustee on behalf of the Trust, for so long as the Preferred Partnership Securities are held by the Trust, will have the right, or the Holders, upon the affirmative vote of a Majority in Liquidation Preference of the Preferred Partnership Securities, shall, to the extent permitted by law, have the right to enforce under this Agreement the terms of the Preferred Partnership Securities, to the exclusion of the General Partner, including the right (a) to appoint and authorize a special representative of the Partnership and the Limited Partners (a "Special Representative") to enforce (1) to the maximum extent permitted by applicable law, the Partnership's creditors' rights and other rights, including the right to receive payments under the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the Holders under the Partnership Guarantee, and (3) the rights of the Holders to receive Distributions in respect of Preferred Entitlements (only if, and to the extent, declared by the General Partner, in its sole discretion, out of funds legally available therefor) on the Preferred Partnership Securities, and (b) to enforce the terms of the Partnership Guarantee. Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities nor to have any authority concerning the selection of Partnership Investments. When the Special Representative acts to enforce the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, the Special Representative acts as an agent of the Partnership. When the Special Representative acts to enforce the rights of the Holders under the Partnership Guarantee or their rights to receive Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities, the Special Representative acts as an agent of the Holders. In addition, the Special Representative shall not, by virtue of acting in such capacity, be admitted as a general or limited partner in the Partnership or otherwise be deemed to be a general or limited partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

                              (B) In furtherance of the foregoing, and without
               limiting the powers of any Special Representative so appointed and to avoid any doubt concerning the powers of the Special Representative, any Special Representative, in its own name, in the name of the Partnership, in the name of the Limited Partners, or otherwise, may institute, or cause to be instituted, a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce on behalf of the Partnership the Partnership's rights directly against the Company or any other obligor in connection with its obligations to the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of the Company or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The General Partner agrees to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce the foregoing rights and obligations on behalf and in the name of the Partnership.

                              (C) If the Special Representative fails to enforce
               its rights under any Affiliate Investment Instrument or any Investment Guarantee after a Holder has made a written request, such Holder may, to the fullest extent permitted by law, directly institute a legal proceeding against the issuer of that Affiliate Investment Instrument or the Company to enforce the rights of the Special Representative and the Partnership under that Affiliate Investment Instrument or such Investment Guarantee without first instituting any legal proceeding against the Special Representative, the Partnership or any other Person. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, or of the Company to make any required payment when due on any Investment Guarantee, then a Holder may, to the fullest extent permitted by law, on behalf of the Partnership directly institute a proceeding against such Investment Affiliate or the Company with respect to such Affiliate Investment Instrument or Investment Guarantee, as the case may be, in each case for enforcement of payment. In addition, the Partnership acknowledges that, for so long as the Trust holds any Preferred Partnership Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under any Affiliate Investment Instrument or Investment Guarantee, as the case may be, after a holder of Preferred Trust Securities has made a written request, a holder of record of Preferred Trust Securities may, to the fullest extent permitted by law, on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliate under the Affiliate Investment Instrument or the Company under the Investment Guarantee, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership or any other Person. In any event, for so long as the Trust is a Holder, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then the Partnership acknowledges that a holder of Preferred Trust Securities may, to the fullest extent permitted by law, on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment. Under no circumstances shall the Special Representative, any Holder of Preferred Partnership Securities or any holder of Preferred Trust Securities have authority to cause the General Partner to declare Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities.

                              (D) For purposes of determining whether the
               Partnership has deferred payment of Distributions in respect of Preferred Entitlements for six consecutive quarters under this Agreement and the Trust Agreement, Distributions in respect of Preferred Entitlements shall be deemed to remain in arrears, notwithstanding any Distributions in respect of Preferred Entitlements, until full Distributions in respect of Preferred Entitlements, including Compounded Preferred Entitlements, have been or contemporaneously are paid with respect to all quarterly Distribution periods terminating on or prior to the date of payment of such cumulative Distributions. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for election of a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Preferred Partnership Securities will be entitled to convene such meeting. The provisions of Section 14.3 relating to the convening and conduct of meetings of the Partners will apply with respect to any such meeting. In the event that, at any such meeting, Holders of less than a Majority in Liquidation Preference of Preferred Partnership Securities entitled to vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the Limited Partners if (x) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all unpaid Distributions in respect of Preferred Entitlements and Compounded Preferred Entitlements on the Preferred Partnership Securities, (y) the relevant Investment Event of Default or the relevant default under the related Investment Guarantee shall have been cured, and (z) the Company is in compliance with all its obligations under the Partnership Guarantee, and the General Partner, shall continue the activities of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the General Partner shall continue as such and shall retain all rights under this Agreement, including the right to determine whether to declare, in its sole discretion, the payment of Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities.

                    (ii) Certain Amendments; Waiver.
                         --------------------------

                              (A) If any proposed amendment of this Agreement
               provides for, or the General Partner otherwise proposes to effect, (x) any action that would materially adversely affect the powers, preferences or special rights of the Holders, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partnership interests in the Partnership ranking, as to participation in profits or distributions, or in the assets of the Partnership, senior to the Preferred Partnership Securities); or (y) the liquidation, dissolution, winding-up or termination of the Partnership, other than (1) in connection with the occurrence of a Partnership Special Event or (2) as described under Sections
               11.11 and 13.2 of this Agreement, then the Holders of outstanding Preferred Partnership Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class and such amendment or proposal shall not be effective except with the approval of Holders of a Majority in Liquidation Preference of such outstanding Preferred Partnership Securities having a right to vote on the matter; provided, however, that if the Property Trustee or the Trust is the Holder of the Preferred Partnership Securities, any such amendment or proposal not excepted by (1) or
               (2) above shall not be effective without the prior or concurrent approval of the Holders of a majority in liquidation amount of the outstanding Preferred Trust Securities having a right to vote on such matters; provided, further, that no such approval shall be required if the, liquidation, dissolution, winding-up or termination of the Partnership is proposed or initiated upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding-up, liquidation or termination of the General Partner.

                              (B) The Holders of a Majority in Liquidation
               Preference of Preferred Partnership Securities may, by vote, on behalf of all the Holders, waive any past Partnership Enforcement Event with respect to the Preferred Partnership Securities and its consequences; provided, that if the underlying Investment Event of Default and default on the related Investment Guarantee.

                                        (1) is not waivable under the related
                    Affiliate Investment Instrument and Investment Guarantee, such Partnership Enforcement Event shall also not be waivable; or

                                        (2) requires the consent or vote of the
                    Holders of greater than a majority in principal amount of the related Affiliate Investment Instrument (a "Super Majority") to be waived under the related Affiliate Investment Instrument and Investment Guarantee, the Partnership Enforcement Event may only be waived by the vote of the Holders of the relevant Super Majority in liquidation preference of the Preferred Partnership Securities.

                  Upon such waiver, any such Partnership Enforcement Event shall cease to exist, and shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Partnership Enforcement Event or impair any right consequent thereon.

                              (C) A waiver of an Investment Event of Default or
               a default under any Investment Guarantee by the Special Representative, acting at the direction of the Holders of the Preferred Partnership Securities, constitutes a waiver of the corresponding Partnership Enforcement Event.

                    (iii) General Voting.
                          --------------

                              (A) Neither the General Partner nor the Special
               Representative shall (1) direct the time, method and place of conducting any proceeding for any remedy available, (2) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments or waive any default under the Investment Guarantees, (3) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments shall be due and payable, (4) waive the breach of
               Section 6.01 of the Partnership Guarantee or (5) consent to any amendment, modification or termination of any Affiliate Investment Instrument or Investment Guarantee, where such consent shall be required from the holder thereof, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Preference of the Preferred Partnership Securities; provided, however, that if the Property Trustee or the Trust is the Holder, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Preferred Trust Securities having a right to vote on such matters. Neither the General Partner nor the Special Representative shall revoke any action previously authorized or approved by a vote of the Holders without the approval of a Majority in Liquidation Preference of the Preferred Partnership Securities. The General Partner shall notify all Holders of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument or any default under any Investment Guarantee.

                              (B) Any required approval of the Holders may be
               given at a separate meeting of such Holders convened for such purpose, at a meeting of all of the Partners or pursuant to written consent without prior notice. The General Partner will cause a notice of any meeting at which Holders are entitled to vote to be mailed to each Holder. Each such notice will include a statement setting forth (1) the date of such meeting, (2) a description of any matter proposed for adoption at such meeting on which such Holders are entitled to vote and (3) instructions for the delivery of proxies. No vote or consent of the Holders will be required for the Partnership to redeem and cancel Preferred Partnership Securities in accordance with this Agreement.

                              (C) Notwithstanding that the Holders are entitled
               to vote or consent under any of the circumstances described above, any of the Preferred Partnership Securities at such time that are beneficially owned by the Company or by any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding; provided, however, that persons (other than Affiliates of the Company) to whom the Company or any of its Affiliates have pledged Preferred Partnership Securities may vote or consent with respect to such pledged Preferred Partnership Securities pursuant to the terms of such pledge.

                              (D) Holders shall have no rights to remove or
               replace the General Partner.

                              (E) Holders shall have no preemptive or similar
               rights.

                                  ARTICLE VII.

                             PARTNERSHIP INVESTMENTS

          Section 7.1   INITIAL AFFILIATE INVESTMENT INSTRUMENTS.

          (a) All Partnership funds will be invested in the subordinated debt securities, including the Initial Debentures, of Investment Affiliates, or beneficial interests therein (the "Affiliate Investment Instruments"), and Eligible Debt Securities. No more than 99% of the Initial Partnership Proceeds will be used by the Partnership to purchase the Initial Debentures meeting the criteria set forth in this Section 7.1. The remaining funds from the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities in accordance with the terms of this Agreement.

          (b) The Partnership shall apply approximately 99% of the Initial Partnership Proceeds to purchase beneficial interests in subordinated debt securities of two or more Investment Affiliates (such debt securities collectively referred to as the "Initial Debentures"). The Partnership may purchase the beneficial interests in Initial Debentures only upon receipt of an opinion of the Independent Financial Advisor to the effect that (i) if such Initial Debentures were to be rated, at least one Rating Agency would rate all the Initial Debentures in one of its four (4) highest generic rating categories at the time such Initial Debentures are purchased by the Partnership, (ii) each Investment Affiliate would have been capable, if supported by a full and unconditional guarantee from the Company comparable to an Investment Guarantee, of issuing and selling debt instruments with the same terms and conditions as the applicable Initial Debentures to unrelated third party investors, (iii) the financial terms and conditions of the Initial Debentures are consistent with the terms and conditions of a public offering or a private placement pursuant to Rule 144A under the Securities Act of such Initial Debentures and are no more favorable to the relevant Investment Affiliate than could have been obtained by such Investment Affiliate from unrelated third party investors pursuant to such a public offering or private placement of such Initial Debentures. On the Closing Date, the Partnership shall invest approximately 1% of the Initial

Partnership Proceeds in Eligible Debt Securities. The terms of the Initial Debentures will be as set forth in, or pursuant to, the Indentures.

          Section 7.2   REINVESTMENT OF PAYMENTS RECEIVED BY THE PARTNERSHIP.

          (a) The Partnership must at all times invest an amount equal to at least 1% of the Initial Partnership Proceeds in Eligible Debt Securities.

          (b) The Partnership may reinvest any payments it receives in respect of its investments in (i) Eligible Debt Securities without limitation and (ii) additional Affiliate Investment Instruments but only upon (A) the acceptance of a written offer setting forth the terms and conditions on which an Investment Affiliate would be willing to issue an Affiliate Investment Instrument to the Partnership (an "Investment Offer") and (B) the receipt of an opinion of the Independent Financial Advisor that the terms of such Affiliate Investment Instrument set forth in such Investment Offer satisfy the Reinvestment Criteria.

          (c) If the Independent Financial Advisor determines that the terms of an Affiliate Investment Instrument (as set forth in the Investment Offer) do not satisfy the Reinvestment Criteria, the Partnership shall be prohibited from making any investment in such Affiliate Investment Instrument.

          (d) Each Affiliate Investment Instrument, except the Initial Debentures, shall satisfy the following criteria (the "Reinvestment Criteria"):
(i) the applicable financial terms and conditions of the proposed Affiliate Investment Instrument taken as a whole shall have been determined by the Independent Financial Advisor to at least as favorable as the terms and conditions which could be obtained by the Partnership in a contemporaneous public offering or private placement under Rule 144A of the Securities Act of a comparable security issued by the relevant Investment Affiliate, provided, however, that if the comparable security would be fully and unconditionally guaranteed by any entity, the proposed Affiliate Investment Instrument would be required to be fully and unconditionally guaranteed by that entity; (ii) the Partnership shall not have held any Affiliate Investment Instruments of the Investment Affiliate submitting the Investment Offer within the three-year period ending on the date of the Investment Offer; (iii) there shall not have been a default on any debt obligation of the Investment Affiliate submitting the Investment Offer that was previously owned by the Partnership and there shall have been no default in the ten-year period immediately preceding the date of the Investment Offer by the Investment Affiliate submitting the Investment Offer; (iv) the Investment Affiliate submitting the Investment Offer shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act or is otherwise an eligible recipient of funds directly or indirectly from the Trust pursuant to an order issued by the Securities and Exchange Commission; and (v) the Investment Affiliate submitting the Investment Offer agrees to be bound by the covenants in Section 6.01 of the Preferred Trust Securities Guarantee and Section 6.01 of the Partnership Guarantee pursuant to a written instrument reasonably satisfactory to the trustee under the Preferred Trust Securities Guarantee and the trustee under the Partnership Guarantee, respectively.

          (e) Any payments received by the Partnership in respect of its investments that are not invested in additional Affiliate Investment Instruments, may be reinvested only in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

                                  ARTICLE VIII.

                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

          Section 8.1   BOOKS AND RECORDS.

          (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner, in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's investments. The books and records of the Partnership, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of the Partners or their duly authorized representatives for any proper purpose reasonably related to its Interest during reasonable business hours.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Partners any information with respect to the Partnership, the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership, or is adverse to the interests of the Partnership, or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

          (c) (i) For so long as the Preferred Partnership Securities are held by the Property Trustee on behalf of the Trust, within one month after the close of each Fiscal Year, the General Partner shall transmit to each Partner a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit, for United States federal income tax purposes, for such Fiscal Year.

               (ii) In the event that the Preferred Partnership Securities are no longer held by the Property Trustee on behalf of the Trust, as soon as reasonably possible after the close of the Fiscal Year, the General Partner shall transmit to each Partner the statement referred to in Section 8.1(c)(i) hereof.

          Section 8.2 ACCOUNTING METHOD. For both financial and tax reporting purposes, the books and records of the Partnership shall be kept on the accrual method of accounting applied on a consistent basis and shall reflect all Partnership transactions.

          Section 8.3 ANNUAL AUDIT. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Partnership shall be audited by a firm of independent certified public accountants selected by the General Partner in accordance with applicable law. The cost of such audits will be an expense of the Partnership and shall be paid by the General Partner.

                                   ARTICLE IX.

                               PAYMENT OF EXPENSES

          Section 9.1 PAYMENT OF TRUST EXPENSES AND PARTNERSHIP TAXES. Since the Trust is being formed solely to facilitate a direct investment in the Preferred Partnership Securities, the General Partner, on behalf of the Partnership hereby agrees, at any time while the Property Trustee or the Trust is the Holder of any Preferred Partnership Securities, to pay all the expenses of the Trust, including, but not limited to, any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other domestic taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust. The General Partner shall be liable for, and shall pay all such expenses solely out of its own funds. In addition, if the Partnership is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any case, the General Partner will pay such taxes, duties, assessments or other governmental charges out of its own funds.

          Section 9.2 PAYMENT OF OTHER PARTNERSHIP EXPENSES. In connection with the offering, sale and issuance of the Preferred Partnership Securities by the Partnership, the General Partner shall:

          (a) pay all costs and expenses of the Partnership (including, but not limited to, costs and expenses relating to the organization of the Partnership, the offering, sale and issuance of the Preferred Partnership Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Special Representative (if any), and the costs and expenses relating to the operation of the Partnership, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and

          (b) be primarily and fully liable for any indemnification obligations arising with respect to this Agreement.

                                   ARTICLE X.

                            POWERS, RIGHTS AND DUTIES
                             OF THE LIMITED PARTNERS

          Section 10.1 LIMITATIONS. The Limited Partners shall not participate in the management or control of the Partnership's investment activity, property or other assets, nor shall the Limited Partners engage in any activities for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner (and, upon appointment, and to the extent set forth herein, the Special Representative). The Limited Partners shall have such rights as are set forth herein and in the Partnership Guarantee. The Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning an Interest in the Partnership.

          Section 10.2 LIABILITY. Subject to the provisions of the Delaware Partnership Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

          Section 10.3 PRIORITY. No Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.

                                   ARTICLE XI.

                            POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

          Section 11.1 AUTHORITY. Subject to the provisions of Section 6.2(h)(i) with respect to the Special Representative, the General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the investment activity of the Partnership. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership no Person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

          Section 11.2 POWERS AND DUTIES OF THE GENERAL PARTNER. (a) Subject to the provisions of Section 6.2(h)(i) with respect to the Special Representative, the General Partner shall have all rights and powers of a general partner under the Delaware Partnership Act, and shall have all authority, rights and powers in the management of the Partnership's investment activity to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

                    (i) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

                    (ii) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights under the Affiliate Investment Instruments, the Investment Guarantees and the Partnership Guarantee;

                    (iii) to issue Preferred Partnership Securities and to admit Limited Partners in connection therewith in accordance with this Agreement;

                    (iv) to act as registrar and transfer agent for the Preferred Partnership Securities or designate an entity to act as registrar and transfer agent;

                    (v) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Distributions in respect of Preferred Entitlements and voting rights and to make determinations as to the payment of Distributions in respect of Preferred Entitlements, and make or cause to be made all other required payments to Holders of the Preferred Partnership Securities and to the General Partner;

                    (vi) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

                    (vii) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

                    (viii) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

                    (ix) to take all action that may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to invest in the Affiliate Investment Instruments and the Eligible Debt Securities;

                    (x) to take all action not inconsistent with applicable law, the Certificate or this Agreement, that the General Partner or, upon appointment pursuant to Section 6.2(h)(i), the Special Representative determines in its sole discretion to be necessary or desirable to ensure, as long as such action does not adversely affect the interests of the Holders, or cause (A) the Partnership to be deemed to be an "investment company" required to be registered under the 1940 Act, (B) any Initial Debenture (or any subsequent Affiliate Investment Instrument) to not be treated as indebtedness for United States federal income tax purposes or United Kingdom taxation purposes, or
          (C) the Partnership to be treated as an association, or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code), taxable as a corporation for United States federal income tax purposes or to be treated as a company for United Kingdom taxation purposes;

                    (xi) to cause the Partnership to enter into and perform the Underwriting Agreement and to purchase Eligible Debt Securities and Affiliate Investment Instruments, as the case may be, without any further act, vote or approval of any Partner; and

                    (xii) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

          (b) For so long as any Preferred Partnership Securities remain outstanding, the General Partner covenants and agrees (i) subject to Section 12.1(b) hereof, to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership, (ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by this Agreement and (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be (A) an "investment company" for purposes of the 1940 Act or (B) an association or a "publicly traded partnership" (within the meaning of Section 7704 of the Code) taxable as a corporation for United States federal income tax purposes or as a company for United Kingdom corporation or income tax purposes.

          Section 11.3 OBLIGATIONS AND EXPENSES PAYABLE BY GENERAL PARTNER. (a) The General Partner hereby assumes and shall be liable for the debts, obligations and liabilities of the Partnership, including, but not limited to, any liabilities arising under the Securities Act or the Exchange Act and all costs and expenses relating to the investment by the Partnership in any Affiliate Investment Instruments (but not any losses related to any non-payment with respect to such investments), and agrees to pay to each Person to whom the Partnership is now or hereafter becomes indebted or liable (the "Beneficiaries"), whether such indebtedness, obligations or liabilities arise in contract, tort or otherwise (excluding payment obligations of the Company to Holders of the Preferred Partnership Securities in such Holders' capacities as Holders of such Preferred Partnership Securities, such obligations being separately guaranteed under the Partnership Guarantee), the full payment of such indebtedness and any and all liabilities, when and as due. This Agreement is intended to be for the benefit of and to be enforceable by all such Beneficiaries whether or not such Beneficiaries have received notice hereof.

          (b) The General Partner agrees to pay and be responsible for:

                    (i) all costs and expenses of the Partnership including, but not limited to, costs and expenses relating to the organization of the Partnership, the offering, sale and issuance of Preferred Partnership Securities, the costs and expenses relating to the operation of the Partnership (including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agents, duplicating, travel and telephone and other telecommunications expenses) and costs and expenses incurred in connection with the acquisition, financing, and disposition of the Partnership's assets; and

                    (ii) any and all taxes (other than Federal, state and local withholding taxes) and all liabilities, costs and expenses with respect to such taxes of the Partnership.

          Section 11.4 LIABILITY. Except as expressly set forth in this Agreement, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and (c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon


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

dissolution, winding up or otherwise. Other than as expressly provided in this Agreement or under the Delaware Partnership Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership. The General Partner shall be liable to an unlimited extent for the debts and other obligations of the Partnership.

          Section 11.5 OUTSIDE ACTIVITIES. Any Partner or Affiliate thereof may engage in or possess an interest in other ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

          Section 11.6 LIMITS ON GENERAL PARTNER'S POWERS. Anything in this Agreement to the contrary notwithstanding, the General Partner shall not cause or permit the Partnership to:

          (a) acquire any assets other than as expressly provided herein;

          (b) do any act which would make it impractical or impossible to carry on the ordinary activity of the Partnership as set forth in Section 2.3;

          (c) possess Partnership property for other than a Partnership purpose;

          (d) admit a Person as a Partner, except as expressly provided in this Agreement;

          (e) make any advances of funds to the General Partner or its Affiliates, other than such as represented by the Affiliate Investment Instruments;

          (f) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

          (g) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section 2.3;

          (h) to the fullest extent permitted by law, without the written consent of the Holders of 66-2/3% in Liquidation Preference of the Preferred Partnership Securities, have an order for relief entered with respect to the Partnership or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership; or

          (i) borrow money or become liable for the borrowings of any third party or to engage in any financial or other trade or business.

          Section 11.7 EXCULPATION. (a) No Partnership Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partnership Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of the authority conferred on such Partnership Indemnified Person by this Agreement or by law, except that a Partnership Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Partnership Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) A Partnership Indemnified Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Partnership Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

          Section 11.8 FIDUCIARY DUTY. (a) To the extent that, at law or in equity, a Partnership Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Partnership Covered Person, a Partnership Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Partnership Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Partnership Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Partnership Indemnified Person.

          (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between a Partnership Covered Persons and a Partnership Indemnified Person, or (ii) whether this Agreement or any other agreement contemplated herein or therein provides that a Partnership Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Partnership Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Partnership Indemnified Person, the resolution, action or term so made, taken or provided by the Partnership Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Partnership Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Agreement a Partnership Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the Partnership Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interest, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Partnership Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or by applicable law.

          Section 11.9 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Partnership Indemnified Person from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership Indemnified Person by this Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.9 shall be provided out of and to the extent of Partnership assets only, and no Partnership Covered Person shall have any personal liability on account thereof.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in Section 11.9(a).

          Section 11.10   TAX MATTERS

          (a) For purposes of section 6231(a)(7) of the Code, the "Tax Matters Partner" shall be the Company as long as it remains the General Partner of the Partnership. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

          (b) Neither the Partnership, nor the Tax Matters Partner on behalf of the Partnership, shall make an election under section 754 of the Code.

          (c) The General Partner and the Preferred Partnership Security Holders acknowledge that they intend, for United States federal and United Kingdom taxation purposes, that the Partnership shall be treated as a partnership (other than a publicly traded partnership taxable as a corporation) and that the General Partner and the Holders shall be treated as partners of the Partnership.

          (d) The General Partner may retain, at the expense of the Partnership and at its sole discretion, a nationally recognized firm of certified public accountants which shall prepare all United States federal, state, local or other tax and information returns of the Partnership, as required by law, and the Schedule K-1's or any successor or similar forms or schedules.

          Section 11.11 CONSOLIDATION, MERGER OR SALE OF ASSETS. The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any Person, except as permitted pursuant to this Section 11.11. The Partnership may, as determined by the General Partner and without the consent of the Holders, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that if the Partnership is not the survivor, (i) such successor entity either (A) expressly assumes all of the obligations of the Partnership under the Preferred Partnership Securities or (B) substitutes for the Preferred Partnership Securities other securities having substantially the same terms as the Preferred Partnership Securities (the "Successor Partnership Securities") so long as the Successor Partnership Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity upon dissolution, redemption or otherwise,
(ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, or, if the holder of the Affiliate Investment Instruments is a depositary, then such depositary expressly acknowledges such successor entity as the holder of the beneficial interests in such Affiliate Investment Instruments, (iii) the Preferred Partnership Securities continue to be or any Successor Partnership Securities are or will be listed, upon notification of issuance, on any national securities exchange or other organization on which the Preferred Partnership Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Trust Securities (or, in the event that the Trust is dissolved in connection with a Trust Special Event, the Preferred Partnership Securities (including any Successor Partnership Securities)) to be downgraded by any nationally recognized statistical securities rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the powers, preferences and other special rights of the holders of the Preferred Trust Securities or the Holders of the Preferred Partnership Securities (including any Successor Partnership Securities) in any material respect (other than, in the case of the Preferred Partnership Securities, with respect to any dilution of the Holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the General Partner has received an opinion of nationally recognized independent counsel to the Partnership in the United States or the United Kingdom, as the case may be, experienced in such matters to the effect that (A) such successor entity will be treated as a "partnership" for United States federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation, (B) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the General Partner and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, (D) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease will not adversely affect the limited liability of the Holders of the Preferred Partnership Securities (or the Successor Partnership Securities), and (E) following the merger, consolidation, replacement, conveyance, transfer or lease, the Trust will not be classified as other than a transparent entity for United Kingdom income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Partnership Securities at least to the extent provided by the Partnership Guarantee.

                                  ARTICLE XII.

                       TRANSFERS OF INTERESTS BY PARTNERS

          Section 12.1   TRANSFER OF INTERESTS.

          (a) Preferred Partnership Securities shall be freely transferable by a Holder.

          (b) Except as provided in the next sentence, the General Partner may not assign or transfer its Interest in the Partnership in whole or in part unless, prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66-2/3% in Liquidation Preference of the Preferred Partnership Securities. The General Partner may assign or transfer its Interest without such consent to an entity that is the survivor of a merger or consolidation of the General Partner in a transaction that meets the requirements of Section 11.11 or to a wholly-owned direct or indirect subsidiary of the Company provided that, in each case, (i) such entity expressly accepts such assignment or transfer of the obligations as General Partner and (ii) prior to such assignment or transfer, the Company has received an opinion of nationally recognized independent counsel to the Partnership in the United States experienced in such matters to the effect that (A) the Partnership will be treated as a partnership (and not a publicly- traded partnership) for United States federal income and United Kingdom taxation purposes, (B) such assignment or transfer would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes and as other than a transparent entity for United Kingdom taxation purposes, (C) following such assignment or transfer, the successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such assignment or transfer will not adversely affect the limited liability of the holders of the Preferred Partnership Securities. "Permitted Successor" shall mean an entity that is an assignee or transferee of the Interest of the General Partner as permitted by this Section 12.1(b). The admission of a Permitted Successor as a general partner of the Partnership shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware which indicates that the Permitted Successor has been admitted as a general partner of the Partnership. If the General Partner assigns its entire Interest, the General Partner shall cease to be a general partner of the Partnership immediately following the admission of the Permitted Successor as a general partner of the Partnership. Any such Permitted Successor is hereby authorized to and shall continue the business of the Partnership without dissolution.

          (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

          Section 12.2 TRANSFER OF L.P. CERTIFICATES. The General Partner shall provide for the registration of L.P. Certificates and of transfers of L.P. Certificates. Upon surrender for registration of transfer of any L.P. Certificate, the General Partner shall cause one or more new L.P. Certificates to be issued in the name of the designated transferee or transferees. Every L.P. Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Preferred Partnership Security Holder or his or her attorney duly authorized in writing. Each L.P. Certificate surrendered for registration of transfer shall be cancelled by the General Partner. A transferee of an L.P. Certificate shall be admitted to the Partnership as a Limited Partner, shall become bound by this Agreement and shall be entitled to the rights and subject to the obligations of a Preferred Partnership Security Holder hereunder upon the receipt by the transferee of an L.P. Certificate, which receipt shall be deemed to constitute a request by such transferee that the books and records of the Partnership reflect such transferee's admission as a limited partner. The transferor of an L.P. Certificate, in whole, shall cease to be a Limited Partner immediately following the admission of the transferee of such L.P. Certificate to the Partnership as a Limited Partner in accordance with this Section 12.2.

          Section 12.3   DEFINITIVE L.P. CERTIFICATES; PERSONS DEEMED HOLDERS.

          (a) Unless and until the Partnership issues a global L.P. Certificate pursuant to Section 12.4, the Partnership shall only issue definitive L.P. Certificates to the Preferred Partnership Security Holders.

          (b) The Partnership may treat the Person in whose name any L.P. Certificate shall be registered on the books and records of the Partnership as the sole Holder of such L.P. Certificate and of the Preferred Partnership Securities represented by such L.P. Certificate for purposes of receiving Distributions and for all other purposes whatsoever (including without limitation, tax returns and information reports) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such L.P. Certificate or in the Preferred Partnership Securities represented by such L.P. Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

          Section 12.4   BOOK-ENTRY PROVISIONS.

          (a) GENERAL. The provisions of this Section 12.4 shall apply only in the event that the Preferred Partnership Securities are distributed to the holders of Preferred Trust Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust as a result of the occurrence of a Trust Special Event. Upon the occurrence of such event, a global L.P. Certificate representing the Book-Entry Interests shall be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership and any previously issued and still outstanding definitive L.P. Certificates shall be of no further force and effect. The global L.P. Certificate shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Holder will receive a new definitive L.P.

Certificate representing such Holder's interests in such L.P. Certificate, except as provided in Section 12.4(c). In connection with the involuntary or voluntary dissolution and winding up of the Trust as a result of the occurrence of a Trust Special Event, Cede & Co., the nominee of DTC, shall automatically be admitted to the Partnership as a Limited Partner. Receipt of the global L.P. Certificate shall be deemed to constitute a request by Cede & Co., the nominee of DTC, that the books and records of the Partnership reflect its admission as a Limited Partner. Unless and until new definitive, fully registered L.P. Certificates (the "Definitive L.P. Certificates") have been issued to the Preferred Partnership Security Owners pursuant to Section 12.4(c):

                    (i) The provisions of this Section shall be in full force and effect;

                    (ii) The Partnership, the General Partner and any Special Representative shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Distributions, Redemption Price and liquidation proceeds on the L.P. Certificates and receiving approvals, votes or consents hereunder) as the Preferred Partnership Security Holder and the sole Holder of the L.P. Certificates and shall have no obligation to the Preferred Partnership Security Owners;

                    (iii) None of the Partnership, the Trust, the General Partner, any Special Representative or any agents of any of the foregoing shall have any liability or responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global L.P. Certificate for such beneficial ownership interests or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; and

                    (iv) Except as provided in Section 12.4(c) below, the Preferred Partnership Security Owners will not be entitled to receive physical delivery of the Preferred Partnership Securities in definitive form and will not be considered Holders thereof for any purpose under this Agreement, and no global L.P. Certificate representing Preferred Partnership Securities shall be exchangeable, except for another global L.P. Certificate of like denomination and tenor to be registered in the name of DTC or Cede & Co., or to a successor Clearing Agency or its nominee. Accordingly, each Preferred Partnership Security Owner must rely on the procedures of DTC or if such Person is not a Clearing Agency Participant, on the procedures of the Clearing Agency Participant through which such Person owns its interest to exercise any rights of a Holder under the Agreement.

          (b) NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Preferred Partnership Security Holders is required under this Agreement, unless and until Definitive L.P. Certificates shall have been issued to the Preferred Partnership Security Owners pursuant to Section 12.4(c), the General Partner and any Special Representative shall give all such notices and communications specified herein to be given to the Preferred Partnership Security Holders to the Clearing Agency, and shall have no obligations to the Preferred Partnership Security Owners.

          (c) DEFINITIVE L.P. CERTIFICATES. Definitive L.P. Certificates shall be prepared by the Partnership and exchangeable for the global L.P. Certificate or L.P. Certificates if and only if (i) the Clearing Agency notifies the General Partner that it is unwilling or unable to continue its services as a securities depositary and no successor depositary shall have been appointed, (ii) the Clearing Agency, at any time, ceases to be a clearing agency registered under the Exchange Act at such time as the Clearing Agency is required to be so registered to act as such depositary and no successor depositary shall have been appointed, or (iii) the General Partner, in its sole discretion, determines that such global L.P. Certificate shall be so exchangeable. Upon surrender of the global L.P. Certificate or L.P. Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive L.P. Certificates to be delivered to Preferred Partnership Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive L.P. Certificate in accordance with this Section 12.4 shall be admitted to the Partnership as a Limited Partner upon receipt of such Definitive L.P. Certificate and shall be registered on the books and records of the Partnership as a Holder. The Clearing Agency or the nominee of the Clearing Agency, as the case may be, shall cease to be a Limited Partner under this
Section 12.4(c) at the time that at least one additional Person is admitted to the Partnership as a Limited Partner in accordance herewith. The Definitive L.P. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which Preferred Partnership Securities may be listed and is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

          Section 12.5 REGISTRAR, TRANSFER AGENT, PAYING AGENT AND COLLECTING AGENT.

          (a) The General Partner will act as Registrar, Transfer Agent and Paying Agent for the Preferred Partnership Securities for so long as the Preferred Partnership Securities are held by the Trust or, if the Trust is dissolved in connection with a Trust Special Event, for so long as the Preferred Partnership Securities remain in book-entry only form.

          (b) Except in such case where the General Partner shall act as Registrar or Paying Agent pursuant to Section 12.5(a) hereof, the Partnership shall maintain in the Borough of Manhattan, City of New York, State of New York
(i) an office or agency where Preferred Partnership Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Preferred Partnership Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Preferred Partnership Securities and of their transfer and exchange. The Partnership may appoint the Registrar and the Paying Agent and may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent. The Partnership may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. If the Partnership fails to appoint or maintain another entity as Registrar or Paying Agent, the General Partner shall act as such.

          (c) Registration of transfers of Preferred Partnership Securities shall be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General

Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to the transfer.

          (d) The Partnership will not be required to register or cause to be registered the transfer of Preferred Partnership Securities after such Preferred Partnership Securities have been called for redemption.

          (e) In the event the General Partner appoints a collecting agent with respect to the Partnership, such collecting agent shall not be a Person in the United Kingdom.

                                  ARTICLE XIII.

                            WITHDRAWAL, DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

          Section 13.1 WITHDRAWAL OF PARTNERS. The General Partner shall not at any time retire or withdraw from the Partnership except as otherwise permitted hereunder. If the General Partner retires or withdraws in contravention of this
Section 13.1, it shall indemnify, defend and hold harmless the Partnership and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal.

          Section 13.2  DISSOLUTION OF THE PARTNERSHIP.

          (a) The Partnership shall not be dissolved by the admission of Partners in accordance with the terms of this Agreement. The death, withdrawal, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event that terminates the Interest of a Limited Partner in the Partnership, shall not, in and of itself, cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of any such event, the General Partner may, without any further act, vote on approval of any Partner, admit any Person to the Partnership as an additional or substitute limited partner in the Partnership, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

          (b) The Partnership shall be dissolved and its affairs shall be wound up upon the earliest to occur of any of the following events:

                    (i) upon the bankruptcy or insolvency of the General
          Partner;

                    (ii) upon the assignment by the General Partner of its entire Interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with this Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Delaware Partnership Act, unless the business of the Partnership is continued in accordance with the Delaware Partnership Act;

                    (iii) if the Partnership has redeemed or otherwise purchased all of the Preferred Partnership Securities;

                    (iv) upon the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Partnership Act;

                    (v) the written consent of all Partners; or

                    (vi) on any Dissolution Date, the Holders (or, if the Trust is the only Holder, the holders of the Preferred Trust Securities) vote in favor of a dissolution of the Partnership by 100% in Liquidation Preference of the Preferred Partnership Securities (or, if the Trust is the only Holder, by 100% in aggregate liquidation amount of the Preferred Trust Securities).

          (c) Upon dissolution of the Partnership, the Liquidator shall promptly notify the Partners of such dissolution.

          Section 13.3   LIQUIDATION.

          (a) In the event of the dissolution of the Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 13.2(b)(i) or (ii), then a liquidating trustee appointed by Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Partnership Securities (the General Partner or such Person so appointed is hereinafter referred to as the "Liquidator")) shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's assets; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of this Article XIII, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

          (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

          (c) Notwithstanding the foregoing, a Liquidator that is not a General Partner shall not, by virtue of acting in such capacity, be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated for its services to the Partnership at normal customary and competitive rates for its services to the Partnership as reasonably determined by all the Limited Partners.

          Section 13.4 DISTRIBUTION IN LIQUIDATION. The proceeds of liquidation shall be applied in the following order of priority (and without regard to the non-mandatory provisions of Section 17-804 of the Delaware Partnership Act):

                    (i) first, to creditors of the Partnership, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provisions for payment thereof), other than liabilities for distributions (including Distributions) to Partners;

                    (ii) second, following any allocations required under
          Section 4.2(e) of the Agreement, to the Limited Partners, an amount equal to and pro rata in proportion with the positive Capital Account balances of the Limited Partners; and

                    (iii) thereafter, to the General Partner.

          Section 13.5 RIGHTS OF LIMITED PARTNERS. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except under the Partnership Guarantee. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

          Section 13.6 TERMINATION. The Partnership shall terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 13.4 and the Liquidator has executed and caused to be filed a certificate of cancellation of the Partnership.

                                  ARTICLE XIV.

                             AMENDMENTS AND MEETINGS

          Section 14.1  AMENDMENTS.

          (a) Except as provided by Section 3.3(b) and Section 6.2(h), this Agreement may be amended by, and only by, a written instrument executed by the General Partner without the consent of any Limited Partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to (i) cause the Partnership to be treated for United States federal income tax purposes as an association or a publicly traded partnership taxable as a corporation or for United Kingdom corporation or income tax purposes as a company, (ii) require the Partnership to register under the 1940 Act, or (iii) materially adversely affect the rights, privileges or preferences of the Preferred Partnership Securities.

          (b) Notwithstanding any provision to the contrary, in the event of (i) a dissolution of the Trust for any reason or (ii) any other distribution which effectively causes Preferred Partnership Securities to be distributed to holders of Preferred Trust Securities, the General Partner may amend this Agreement without the consent of the Limited Partners to provide for (A) orderly dissemination, purchase, sale, exchange and replacement of such Preferred Partnership Securities, (B) all other matters to the extent required by or desirable under then applicable law and (C) such other matters reasonably incidental or related thereto; provided, however, that no such amendment may materially adversely affect the rights, privileges, or preferences of the Preferred Partnership Securities without the consent of a Majority in Liquidation Preference of the Preferred Partnership Securities.

          Section 14.2 AMENDMENT OF CERTIFICATE. In the event this Agreement shall be amended pursuant to Section 14.1, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

          Section 14.3  MEETINGS OF PARTNERS.

          (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders if directed to do so by Holders of no less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Limited Partners calling a meeting shall specify in writing the L.P. Certificates held by the Limited Partners exercising the right to call a meeting and only those specified Interests shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met. Except to the extent otherwise provided in this Agreement, the following provisions shall apply to meetings of Partners.

          (b) Notice of any such meeting shall be given to all Limited Partners having a right to vote thereat not less than seven Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting, a description of any matter on which Holders are entitled to vote and instructions for the delivery of proxies or written consents.

          (c) Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may provide that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within a specified time.

          (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it. Except as otherwise provided herein, or pursuant to Section 14.3(f), all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Partnership were a Delaware corporation and the Limited Partners were stockholders of a Delaware corporation.

          (e) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

          (f) The General Partner may establish all other reasonable procedures relating to meetings of Limited Partners or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE XV.

                                  MISCELLANEOUS

          Section 15.1 NOTICES. All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the Partnership and General Partner, telecopied, as follows:

          (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

               TXU Europe Funding I, L.P.
               Suite 350
               1013 Centre Road
               Wilmington, Delaware 19805


               with a copy to:

               TXU Business Services Company
               Energy Plaza
               1601 Bryan Street
               Dallas, Texas  75201
               Attention:  Treasurer

          (b) if given to the General Partner, at its mailing address set forth below:

               TXU Europe Limited
               The Adelphi
               1-11 John Adam Street
               London, England WC2N 6HT
               Attention:  Treasurer

          (c) if given to any other Partner at the address set forth on the books and records of the Partnership.

          Section 15.2 POWER OF ATTORNEY. Each Holder of a Preferred Partnership Security does hereby constitute and appoint the General Partner, and if applicable, any Special Representative appointed pursuant to Section 6.2(h)(i) of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the Partnership, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership for any other purpose consistent with this Agreement and the transactions contemplated hereby.

          The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and (b) extend to such Holder's successors, assigns and legal representatives.

          Section 15.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

          Section 15.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          Section 15.5 EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

          Section 15.6 PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

          Section 15.7 CAPTIONS. Captions, headings, and subheadings contained in this Agreement are included for convenience and identification purposes only and in no way define, limit or extend the scope or intent of this Agreement or any provision herein.

          Section 15.8 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          Section 15.9 COUNTERPARTS. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          Section 15.10 WAIVER OF PARTITION. Each Partner hereby irrevocably waives any and all rights (if any) that such Partner may have to maintain any action for partition of any of the Partnership's property.

          Section 15.11 REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          Section 15.12 CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER OF IMMUNITIES.

          (a) Consent to Jurisdiction. The General Partner irrevocably consents
              -----------------------
to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Agreement, and, to the fullest extent permitted by law, waives any immunity from the jurisdiction of such courts. The General Partner irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The General Partner agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the General Partner, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Jurisdiction of Incorporation of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that the General Partner does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of,
(i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the General Partner to the extent not expressly waived in accordance with this Section.

          (b) Appointment of Agent for Service. The General Partner hereby
              --------------------------------
designates and appoints Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to this Agreement, but for that purpose only, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable so long as any of the Preferred Partnership Securities remain outstanding until the appointment of a successor by the General Partner and such successor's acceptance of such appointment. Upon such acceptance, the General Partner shall notify the Preferred Partnership Security Owners of the name and address of such successor. The General Partner further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Preferred Partnership Securities shall be outstanding.

          Nothing in this Section shall affect the right of any Holder of any Preferred Partnership Security to serve process in any manner permitted by applicable law or limit the right of any Holder of any Preferred Partnership Security to bring proceedings against the General Partner in the courts of any other jurisdiction or jurisdictions.

          (c) Waiver of Immunities. To the extent that the General Partner or
              --------------------
any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, to the fullest extent permitted by law, the General Partner hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consents to such relief and enforcement. Nothing in this paragraph shall be deemed to waive any defense (other than such immunity) available to the General Partner.

          (d) For purposes of this Section, the term "Jurisdiction of Incorporation" shall mean each jurisdiction in which the General Partner is incorporated or organized.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                        GENERAL PARTNER:

                                        TXU EUROPE LIMITED.



                                        By: /s/ Kirk R. Oliver
                                            ------------------------------------
                                             Name:  Kirk R. Oliver
                                             Title: Authorized Attorney



                                        INITIAL LIMITED PARTNER:

                                        TXU EUROPE CAPITAL I

                                        .

                                        By: /s/ Philip Toler
                                            ------------------------------------
                                             Name:  Philip Toler
                                             Title: Administrative Trustee

                                   SCHEDULE 1


                                List of Partners
                                ----------------

               Partner                       Capital Account

               TXU Europe Limited            $26,470,600

               TXU Europe Capital I          $150,000,000

                                     ANNEX A

                            FORM OF L.P. CERTIFICATE


          [IF THE PREFERRED PARTNERSHIP SECURITY IS TO BE A GLOBAL CERTIFICATE
INSERT: This Preferred Partnership Security is a Global Certificate within the meaning of the Partnership Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Preferred Partnership Security is exchangeable for Preferred Partnership Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Partnership Agreement and no transfer of this Preferred Partnership Security (other than a transfer of this Preferred Partnership Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

          Unless this Preferred Partnership Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the Partnership or its agent for registration of transfer, exchange or payment, and any Preferred Partnership Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                        [                               ]
             CERTIFICATE EVIDENCING PREFERRED PARTNERSHIP SECURITIES
                                       OF
                           TXU EUROPE FUNDING I, L.P.
                     9.75% PREFERRED PARTNERSHIP SECURITIES

         (liquidation preference $25 per Preferred Partnership Security)


          TXU EUROPE FUNDING I, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that TXU Europe Capital I (the "Trust") continued pursuant to the Amended and Restated Trust Agreement of the Trust, dated as of March 2, 2000 (the "Holder"), is the registered owner of preferred securities of the Partnership representing limited partner interests in the Partnership designated the 9.75% Preferred Partnership Securities (liquidation preference $25 per Preferred Partnership Security) (the "Preferred Partnership Securities"). The Preferred Partnership Securities are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, powers, privileges, restrictions, preferences and other terms and provisions of the Preferred Partnership Securities represented hereby are set forth in, issued under and shall in all respects be subject to the provisions of the Amended and Restated Agreement of Limited Partnership dated as of March 2, 2000, as the same may be amended from time to time (the "Partnership Agreement"). Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement. The Holder is entitled to the benefits of the Partnership Guarantee to the extent provided therein. The Partnership will provide a copy of the Partnership Agreement and the Partnership Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business.

          Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Partnership Agreement and is entitled to the benefits thereunder. Each Holder of a Preferred Partnership Security, by acceptance of this Certificate and each Certificate owner, by acquisition of a beneficial interest in a Certificate, agrees to treat the Initial Debentures, and any other Affiliate Investment Instruments, as indebtedness for United States federal income tax purposes and United Kingdom corporation tax and income tax purposes.


                                      A1-1

          IN WITNESS WHEREOF, the Partnership has executed this certificate this 2nd day of March, 2000.

                                        TXU EUROPE FUNDING I, L.P.


                                        By:   TXU EUROPE LIMITED
                                              as General Partner


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                       (See reverse for additional terms)


                                      A1-2

                          [FORM OF REVERSE OF SECURITY]


          Distributions in respect of Preferred Entitlements payable on each Preferred Partnership Security will be fixed at a rate per annum of 9.75% of the stated liquidation preference of $25 per Preferred Partnership Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly (to the extent permitted by applicable law) at the rate of 9.75% per annum. The term "Distributions" as used herein shall have the meaning set forth in the Partnership Agreement. Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities will only be made to the extent that the Partnership has funds legally available for the payment of such distributions. Amounts available to the Partnership for Distributions in respect of Preferred Entitlements to the holders of the Preferred Partnership Securities will be limited to payments received by the Partnership from certain subsidiaries of the Company in respect of the Initial Debentures and other Affiliate Investment Instruments or from the Company in respect of the Partnership Guarantee or the Investment Guarantees or in respect of the Eligible Debt Securities. Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities will be paid only if, as and when declared in the sole discretion of the General Partner. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly period on the basis of the actual number of days elapsed in such period.

          Except as otherwise described herein, Distributions in respect of Preferred Entitlements on the Preferred Partnership Securities will be cumulative, will accumulate from the date of initial issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 2000, if, as and when, declared by the General Partner in its sole discretion, out of the assets of the Partnership legally available therefor. If the Preferred Trust Securities (or, if the Trust is dissolved, the Preferred Partnership Securities) are in book-entry-only form, Distributions in respect of Preferred Entitlements will be payable to the Holders as they appear on the books and records of the Partnership on the relevant Record Date. If the Trust or the Property Trustee is the Holder of the Preferred Partnership Securities, all Distributions in respect of Preferred Entitlements shall be made by wire transfer of same day funds to such Holder by 10:00 a.m., New York City time, on the applicable Distribution Payment Date. Distributions in respect of Preferred Entitlements payable on any Preferred Partnership Securities that are not punctually paid on the relevant Distribution Payment Date will cease to be payable to the Person in whose name such Preferred Partnership Securities are registered on the relevant Record Date, and such Distribution will instead be payable to the Person in whose name such Preferred Partnership Securities are registered on the special record date or other specified date for payment of such Distribution. In the event that any Distribution Payment Date is not a Business Day, then the relevant Distribution Payment Date shall be the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date.


                                      A1-3

          The Preferred Partnership Securities shall be redeemable as provided in the Partnership Agreement.


                                      A1-4

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Partnership Security Certificate to:
                                              ----------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            agent to transfer
-----------------------------------------------------------
this Preferred Partnership Security Certificate on the books of the Partnership. The agent may substitute another to act for him or her.

Date:
     -----------------------------

Signature:
          ------------------------

(Sign exactly as your name appears on the other side of this Preferred Partnership Security Certificate)


                                      A1-5